UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

Rio Vista Energy Partners L.P.
 (Exact name of registrant as specified in its charter)

Delaware	000-50394	20-0153267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

820 Gessner Road, Suite 1285 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 467-8235

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 2, 2007, Rio Vista Energy Partners L.P. (“Rio Vista”) received an acknowledgment (the “Acknowledgment”) from the Nasdaq Stock Market (“Nasdaq”) regarding Rio Vista’s notification to Nasdaq dated June 18, 2007 of a vacancy on the audit committee of the board of managers of Rio Vista GP LLC (the “General Partner”), the general partner of Rio Vista. This vacancy arose on June 15, 2007. Nasdaq Rules 4360(d) and 4350(d)(2)(A) require the General Partner to have an audit committee of at least three members. The General Partner currently has two members of its audit committee. As set forth in the Acknowledgment, pursuant to Nasdaq Rule 4350(d)(4)(B), Rio Vista has until June 15, 2008 to regain compliance with Nasdaq’s audit committee requirements. The General Partner intends to fill the vacancy on the audit committee on the earliest practicable date.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 29, 2007, the Board of Managers of the General Partner Rio Vista approved the grant of an option to purchase 75,000 common units of Rio Vista and a restricted unit bonus of 25,000 common units under Rio Vista’s 2005 Equity Incentive Plan to an executive officer of the General Partner. The exercise price for the options is $11.21 per unit, which was the average of the high and low sale prices for Rio Vista common units as reported by the NASDAQ Stock Market on June 29, 2007. The unit option vests in equal monthly installments over a period of 36 months beginning January 1, 2007, becomes fully exercisable upon a change in control event, and expires five years from the date of grant. The restricted unit bonus vests as to 8,334 units on July 1, 2007, an additional 8,333 units on January 1, 2008, and an additional 8,333 units on July 1, 2008, and becomes fully exercisable upon a change in control event. These issuances were exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof because the issuances do not involve any public offering of securities.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2007, the Board of Managers of the General Partner approved an increase in the salary of Ian T. Bothwell, Acting Chief Executive Officer, Acting President, Vice President and Chief Financial Officer, to $220,000 per year. The salary increase is retroactive to January 1, 2007. Payment of Mr. Bothwell’s salary will be shared between Rio Vista and its affiliate, Penn Octane Corporation, in accordance with existing intercompany agreements

On June 29, 2007, the Board of Managers of the General Partner approved the grant of options to purchase 75,000 common units of Rio Vista and a restricted unit bonus of 25,000 common units to Ian T. Bothwell, Acting Chief Executive Officer, Acting President, Vice President and Chief Financial Officer, under Rio Vista’s 2005 Equity Incentive Plan. The exercise price for the options is $11.21 per unit, which was the average of the high and low sale prices for Rio Vista common units as reported by the NASDAQ Stock Market on June 29, 2007. Options granted to Mr. Bothwell vest in equal monthly installments over a period of 36 months beginning January 1, 2007, become fully exercisable upon a change in control event, and expire five years from the date of grant. Mr. Bothwell’s restricted unit bonus vests as to 8,334 units on July 1, 2007, an additional 8,333 units on January 1, 2008, and an additional 8,333 units on July 1, 2008, and becomes fully exercisable upon a change in control event. On June 29, 2007, the Board of Managers also approved the payment to Mr. Bothwell of one or more cash bonuses in amounts sufficient, on an after-tax basis, to cover all taxes payable by Mr. Bothwell with respect the award of restricted units to him.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIO VISTA ENERGY PARTNERS L.P.

By:    Rio Vista GP LLC, its

General Partner

By: /s/ Ian T. Bothwell
Name: Ian T. Bothwell
Title: Acting Chief Executive Officer,
Acting President, Vice President,
Chief Financial Officer, Treasurer and
Assistant Secretary (Principal Executive,
Financial and Accounting Officer)

Date: July 6, 2007

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